FREE WRITING PROSPECTUS
DATED OCTOBER 22, 2007

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-866-500-5409.

CWALT, INC.
Depositor

Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

Alternative Loan Trust 2007-OH3
Issuing Entity

Mortgage Pass-Through Certificates, Series 2007-OH3

This free writing prospectus updates certain information contained in the Prospectus Supplement, dated July 27, 2007 and the Supplement to the Prospectus Supplement, dated July 28, 2007 (collectively, the “Prospectus Supplement”) relating to the Mortgage Pass-Through Certificates, Series 2007-OH3.

This free writing prospectus updates the information contained in the following sections of the Prospectus Supplement:

•	the “Risk Factors” section beginning on page S-17 of the Prospectus Supplement;

•	the “Servicing of Mortgage Loans—Countrywide Home Loans” section beginning on page S-48 of the Prospectus Supplement;

•	the “Servicing of Mortgage Loans—Mortgage Loan Production” section beginning on page S-49 of the Prospectus Supplement; and

•	the “Static Pool Data” section on page S-53 of the Prospectus Supplement.

In addition, the Certificateholder Monthly Distribution Summaries for the distribution dates occurring in August 2007 and September 2007 are attached hereto as Annex A and provide information regarding the distributions made to the certificates on the distribution dates occurring in August 2007 and September 2007, updated information regarding the mortgage loans and certain other information.

Countrywide Securities Corporation

Risk Factors

The section of the Prospectus Supplement titled “Risk Factors” beginning on page S-17 of the Prospectus Supplement is updated by adding the following paragraphs at the end of that section:

Mortgage Loans With Larger Principal Balances May Have A Disproportionate Effect On Your Certificates
The table in Annex A entitled “Current Principal Balances” specifies the percentage of the mortgage loans, by aggregate stated principal balance of the mortgage loans as of the cut-off date, that have principal balances in each of the ranges specified in those tables. The prepayment, delinquency, default and loss experience of mortgage loans with large principal balances may have a greater effect on the performance of the certificates than other mortgage loans. Significant realized losses on one or more mortgage loans with large principal balances will result in a substantial reduction in (or elimination of) the amount of overcollateralization and/or a substantial reduction or total write-down of the class certificate balance of one or more classes of subordinated certificates.

Withdrawal Or Downgrading Of Initial Ratings Is Likely To Affect The Values Of The Certificates
The rating by each of the rating agencies of the certificates is not a recommendation to purchase, hold or sell the certificates since that rating does not address the market price or suitability for a particular investor. The rating agencies may reduce or withdraw the ratings on the certificates at any time they deem appropriate. In general, the ratings address credit risk and do not address the likelihood of prepayments.

The ratings on the certificates will depend primarily on an assessment by the rating agencies of the mortgage loans. A reduction or withdrawal of the ratings assigned to the certificates is likely to reduce the market value of the certificates and may affect your ability to sell them.

Recent Developments In The Residential Mortgage Market May Adversely Affect The Performance And Market Value Of Your Securities
Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of your securities.  Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months and may continue to increase. These increases in delinquencies and losses have generally been more severe with respect to subprime mortgage loans and second-lien mortgage loans.  In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation, and housing values are expected to remain stagnant or decrease during the near term.  A continued decline or an extended flattening of housing values may result in additional increases in delinquencies and losses on residential mortgage loans generally.

Another factor that may result in higher delinquency rates and losses in the future is the increase in monthly payments on adjustable rate mortgage loans.  Borrowers with adjustable rate mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin.  This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates.  A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing.  Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans.  These events, alone or in combination, may contribute to higher delinquency rates and losses.

Investors should note that delinquencies and losses generally have been increasing with respect to securitizations sponsored by Countrywide Home Loans, Inc. These increases in delinquencies and losses (as adjusted for age) are most pronounced for recent vintages and are especially pronounced for those securitized pools that include loans with higher risk characteristics, including reduced documentation, higher loan-to-value ratios or lower credit scores. See “Static Pool Data” in this prospectus supplement and the Internet website referenced in that section for delinquency and loss information regarding certain prior securitized pools of Countrywide Home Loans, Inc.

In addition, numerous residential mortgage loan originators have recently experienced serious financial difficulties and, in some cases, bankruptcy. These difficulties may affect the market value of your securities.

Numerous laws, regulations and rules related to the servicing of mortgage loans, including foreclosure actions, have been proposed recently by federal, state and local governmental authorities. If enacted, these laws, regulations and rules may result in delays in the foreclosure process, reduced payments by borrowers or increased reimbursable servicing expenses, which are likely to result in delays and reductions in the distributions to be made to certificateholders. Certificateholders will bear the risk that these future regulatory developments will result in losses on their certificates, whether due to delayed or reduced distributions or reduced market value.

Lack Of Liquidity In The Secondary Market May Adversely Affect The Market Value Of Your Securities
The secondary mortgage markets are currently experiencing unprecedented disruptions resulting from reduced investor demand for mortgage loans and mortgage-backed securities and increased investor yield requirements for those loans and securities. As a result, the secondary market for mortgage-backed securities is experiencing extremely limited liquidity. These conditions may continue or worsen in the future.

Limited liquidity in the secondary market for mortgage-backed securities has had a severe adverse effect on the market value of mortgage-backed securities, especially those that are backed by subprime or second-lien mortgage loans. Limited liquidity in the secondary market may continue to have a severe adverse effect on the market value of mortgage-backed securities, especially those that are backed by subprime or second-lien mortgage loans, those securities that are more sensitive to prepayment, credit or interest rate risk and those securities that have been structured to meet the investment requirements of limited categories of investors. See “Risk Factors—Secondary Market For The Securities May Not Exist” in the prospectus.

If only a portion of the certificates have been sold to the public, the market for the certificates could be illiquid because of the small amount of certificates held by the public. In addition, the market overhang created by the existence of certificates that the market is aware may be sold to the public in the near future could adversely affect your ability to sell, and/or the price you receive for, your certificates.

Servicing of Mortgage Loans - Countrywide Home Loans

The section of the Prospectus Supplement titled “Servicing of Mortgage Loans—Countrywide Home Loans” beginning on page S-48 of the Prospectus Supplement is updated by replacing the last paragraph of that section with the following paragraphs:

On August 16, 2007, Standard & Poor's Ratings Services affirmed its “A/A-1” counterparty credit ratings on Countrywide Home Loans and placed such ratings on “CreditWatch Negative” status.  On August 16, 2007, Moody's Investors Service changed its senior debt rating assigned to Countrywide Home Loans from “A3” to “Baa3” and its short-term debt rating assigned to Countrywide Home Loans from “Prime-2” to “Prime-3”, and Moody's Investors Service also placed such ratings under review for further downgrade.  On August 16, 2007, Fitch Ratings changed its long-term issuer default rating assigned to Countrywide Home Loans from “A” to “BBB+” and its short-term issuer default rating assigned to Countrywide Home Loans from “F1” to “F2”, and on August 23, 2007, Fitch Ratings placed such ratings on “Rating Watch Evolving” status.

Except as otherwise indicated, reference in the remainder of this prospectus supplement to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005, December 31, 2006 and September 30, 2007, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion, $1,298.394 billion and $1,459.136 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Servicing of Mortgage Loans - Mortgage Loan Production

The section of the Prospectus Supplement titled “Servicing of Mortgage Loans—Mortgage Loan Production” beginning on page S-49 of the Prospectus Supplement is updated by replacing the paragraph and table in that section with the following:

The following table sets forth, by number and dollar amount of mortgage loans, the residential mortgage loan production of Countrywide Financial and its subsidiaries for the periods indicated.

	Consolidated Mortgage Loan Production

	Years Ended December 31,
	2002	2003	2004	2005	2006	Nine Months Ended September 30, 2007
	(Dollars in millions, except average loan amount)

Conventional Conforming Loans
Number of Loans	993,538	1,509,925	826,914	776,479	723,933	775,307
Volume of Loans	$149,072	$234,526	$134,762	$159,561	$149,095	$155,120
Percent of Total Dollar Volume	59.2%	53.9%	37.1%	32.2%	32.2%	45.7%
Conventional Non-conforming Loans
Number of Loans	283,536	562,389	529,192	866,476	730,511	387,900
Volume of Loans	$62,665	$138,006	$144,663	$235,614	$211,841	$122,460
Percent of Total Dollar Volume	24.9%	31.7%	39.9%	47.6%	45.8%	36.0%
FHA/VA Loans
Number of Loans	157,626	196,063	105,562	80,555	89,753	96,154
Volume of Loans	$19,093	$24,402	$13,247	$10,714	$13,093	$15,375
Percent of Total Dollar Volume	7.6%	5.6%	3.6%	2.2%	2.8%	4.5%
Prime Home Equity Loans
Number of Loans	316,049	453,817	587,046	728,252	716,353	458,727
Volume of Loans	$11,650	$18,103	$30,893	$44,850	$47,876	$29,875
Percent of Total Dollar Volume	4.6%	4.2%	8.5%	9.1%	10.4%	8.8%
Nonprime Mortgage Loans
Number of Loans	63,195	124,205	250,030	278,112	245,881	90,528
Volume of Loans	$9,421	$19,827	$39,441	$44,637	$40,596	$16,928
Percent of Total Dollar Volume	3.7%	4.6%	10.9%	9.0%	8.8%	5.0%
Total Loans
Number of Loans	1,813,944	2,846,399	2,298,744	2,729,874	2,506,431	1,808,616
Volume of Loans	$251,901	$434,864	$363,006	$495,376	$462,501	$339,758
Average Loan Amount	$139,000	$153,000	$158,000	$181,000	$185,000	$188,000
Non-Purchase Transactions(1)	66%	72%	51%	53%	55%	58%
Adjustable-Rate Loans(1)	14%	21%	52%	53%	46%	29%
_________
(1)	Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

For purposes of the table set forth above, the following terms have the following meanings:

Conventional Conforming Loans: prime credit quality, conventional, first-lien mortgage loans that qualify for inclusion in guaranteed mortgage securities backed by Fannie Mae or Freddie Mac.

Conventional Non-conforming Loans: prime credit quality, conventional, first-lien mortgage loans that do not qualify for inclusion in guaranteed mortgage securities backed by Fannie Mae or Freddie Mac.

FHA/VA Loans: loans that are insured or guaranteed by the Federal Housing Administration (“FHA”) or the Department of Veterans’ Affairs (“VA”).

Prime Home Equity Loans: prime credit quality second-lien mortgage loans, including home equity lines of credit.

Nonprime Mortgage Loans: first- and second-lien mortgage loans made to individuals with credit-blemished profiles.

Static Pool Data

The section of the Prospectus Supplement titled “Static Pool Data” on page S-53 of the Prospectus Supplement is updated by replacing the first paragraph in that section with the following:

Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at http://www.countrywidedealsdata.com?CWDD=01200710. This static pool data is not deemed part of the prospectus or the registration statement of which the prospectus is a part to the extent that the static pool data relates to:

•	prior securitized pools of Countrywide Home Loans that do not include the mortgage loans and that were established before January 1, 2006; or

•	in the case of information regarding the mortgage loans, information about the mortgage loans for periods before January 1, 2006.

ANNEX A

[Certificateholder Monthly Distribution Summaries]

THE BANK OF NEW YORK
101 Barclay Street, 4 West			Distribution Date: 08/27/07
New York, NY 10286
Officer:	Corrie Wagner	212-815-8357
Associate:	William Herrmann	212-815-4595
CWALT, Inc.
Alternative Loan Trust 2007-OH03
Mortgage Pass-Through Certificates, Series 2007-OH03

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
A1A	02151DAC8	Senior	Fix-Act/360	158,685,000.00	5.610000	319,454.62	692,395.55	1,011,850.17	-	158,365,545.38	-
A1B	02151DAD6	Senior	Fix-Act/360	170,000,000.00	5.540000	342,233.26	732,511.11	1,074,744.37	-	169,657,766.74	-
A2	02151DAE4	Senior	Fix-Act/360	136,952,000.00	5.670000	275,703.11	603,958.32	879,661.43	-	136,676,296.89	-
A3	02151DAG9	Senior	Fix-Act/360	82,172,000.00	5.820000	165,423.48	371,965.25	537,388.73	-	82,006,576.52	-
AR	02151DAA2	Senior	Fix-30/360	100.00	0.000000	100.00	-	100.00	-	-	-
CP	02151DAB0	Residual	Fix-Act/360	587,463,192.40	0.000000	-	747,691.37	747,691.37	-	586,360,207.03	-

M1	02151DAH7	Subordinate	Fix-Act/360	9,987,000.00	6.120000	-	47,538.12	47,538.12	-	9,987,000.00	-
M2	02151DAJ3	Subordinate	Fix-Act/360	6,462,000.00	6.320000	-	31,764.32	31,764.32	-	6,462,000.00	-
M3	02151DAK0	Subordinate	Fix-Act/360	2,938,000.00	6.570000	-	15,013.18	15,013.18	-	2,938,000.00	-
M4	02151DAL8	Subordinate	Fix-Act/360	2,937,000.00	7.070000	-	16,150.24	16,150.24	-	2,937,000.00	-
M5	02151DAM6	Subordinate	Fix-Act/360	2,937,000.00	7.070000	-	16,150.24	16,150.24	-	2,937,000.00	-
M6	02151DAN4	Subordinate	Fix-Act/360	3,525,000.00	7.070000	-	19,383.58	19,383.58	-	3,525,000.00	-
M7	02151DAP9	Subordinate	Fix-Act/360	3,231,000.00	7.070000	-	17,766.91	17,766.91	-	3,231,000.00	-

Totals				579,826,100.00		1,102,914.47	3,312,288.19	4,415,202.66	-	578,723,185.53	-

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Net Principal Distribution	Deferred Interest	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
A1A	02151DAC8	158,685,000.00	158,685,000.00	319,454.62	319,454.62	-	-	158,365,545.38	0.997986863
A1B	02151DAD6	170,000,000.00	170,000,000.00	342,233.26	342,233.26	-	-	169,657,766.74	0.997986863
A2	02151DAE4	136,952,000.00	136,952,000.00	275,703.11	275,703.11	-	-	136,676,296.89	0.997986863
A3	02151DAG9	82,172,000.00	82,172,000.00	165,423.48	165,423.48	-	-	82,006,576.52	0.997986863
AR	02151DAA2	100.00	100.00	100.00	100.00	-	-	-	0.000000000
CP	02151DAB0	587,463,192.40	587,463,192.40	-	-	-	-	586,360,207.03	0.998122460

M1	02151DAH7	9,987,000.00	9,987,000.00	-	-	-	-	9,987,000.00	1.000000000
M2	02151DAJ3	6,462,000.00	6,462,000.00	-	-	-	-	6,462,000.00	1.000000000
M3	02151DAK0	2,938,000.00	2,938,000.00	-	-	-	-	2,938,000.00	1.000000000
M4	02151DAL8	2,937,000.00	2,937,000.00	-	-	-	-	2,937,000.00	1.000000000
M5	02151DAM6	2,937,000.00	2,937,000.00	-	-	-	-	2,937,000.00	1.000000000
M6	02151DAN4	3,525,000.00	3,525,000.00	-	-	-	-	3,525,000.00	1.000000000
M7	02151DAP9	3,231,000.00	3,231,000.00	-	-	-	-	3,231,000.00	1.000000000

Totals		579,826,100.00	579,826,100.00	1,102,914.47	1,102,914.47	-	-	578,723,185.53

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Total Interest Due	Net Rate Carryover Paid	Net Interest Shortfall	Interest Paid	Net Rate Carryover After Dist.
A1A	158,685,000.00	5.610000	5.610000	692,395.55	692,395.55	-	-	692,395.55	-
A1B	170,000,000.00	5.540000	5.540000	732,511.11	732,511.11	-	-	732,511.11	-
A2	136,952,000.00	5.670000	5.670000	603,958.32	603,958.32	-	-	603,958.32	-
A3	82,172,000.00	5.820000	5.820000	371,965.25	371,965.25	-	-	371,965.25	-
AR	100.00	0.000000	0.000000	-	-	-	-	-	-
CP	587,463,192.40	0.000000	1.636388	-	-	-	-	747,691.37	-

M1	9,987,000.00	6.120000	6.120000	47,538.12	47,538.12	-	-	47,538.12	-
M2	6,462,000.00	6.320000	6.320000	31,764.32	31,764.32	-	-	31,764.32	-
M3	2,938,000.00	6.570000	6.570000	15,013.18	15,013.18	-	-	15,013.18	-
M4	2,937,000.00	7.070000	7.070000	16,150.24	16,150.24	-	-	16,150.24	-
M5	2,937,000.00	7.070000	7.070000	16,150.24	16,150.24	-	-	16,150.24	-
M6	3,525,000.00	7.070000	7.070000	19,383.58	19,383.58	-	-	19,383.58	-
M7	3,231,000.00	7.070000	7.070000	17,766.91	17,766.91	-	-	17,766.91	-

Totals	579,826,100.00			2,564,596.82	2,564,596.82	-	-	3,312,288.19	-

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
A1A	02151DAC8	158,685,000.00	1000.000000000	2.013136825	4.363333333	997.986863175	5.610000
A1B	02151DAD6	170,000,000.00	1000.000000000	2.013136825	4.308888889	997.986863175	5.540000
A2	02151DAE4	136,952,000.00	1000.000000000	2.013136825	4.410000000	997.986863175	5.670000
A3	02151DAG9	82,172,000.00	1000.000000000	2.013136825	4.526666667	997.986863175	5.820000
AR	02151DAA2	100.00	1000.000000000	1000.000000000	0.000000000	0.000000000	0.000000
CP	02151DAB0	587,463,192.40	1000.000000000	0.000000000	1.272745903	998.122460463	0.000000

M1	02151DAH7	9,987,000.00	1000.000000000	0.000000000	4.760000000	1000.000000000	6.120000
M2	02151DAJ3	6,462,000.00	1000.000000000	0.000000000	4.915555556	1000.000000000	6.320000
M3	02151DAK0	2,938,000.00	1000.000000000	0.000000000	5.110000000	1000.000000000	6.570000
M4	02151DAL8	2,937,000.00	1000.000000000	0.000000000	5.498888889	1000.000000000	7.070000
M5	02151DAM6	2,937,000.00	1000.000000000	0.000000000	5.498888889	1000.000000000	7.070000
M6	02151DAN4	3,525,000.00	1000.000000000	0.000000000	5.498888889	1000.000000000	7.070000
M7	02151DAP9	3,231,000.00	1000.000000000	0.000000000	5.498888889	1000.000000000	7.070000

Totals		579,826,100.00	1000.000000000	1.902146989	5.712554488	998.097853011

THE BANK OF NEW YORK
101 Barclay Street, 4 West
New York, NY 10286
Officer:	Corrie Wagner	212-815-8357
Associate:	William Herrmann	212-815-4595
CWALT, Inc.
Alternative Loan Trust 2007-OH03
Mortgage Pass-Through Certificates, Series 2007-OH03

Pool Level Data
Distribution Date									8/27/2007
Cut-off Date									7/1/2007
Record Date									7/31/2007
Determination Date									8/1/2007
LIBOR Determination Date									7/26/2007
Accrual Period 30/360				Begin					7/1/2007
				End					8/1/2007
Number of Days in 30/360 Accrual Period									30

Accrual Period Actual Days				Begin					7/30/2007
				End					8/27/2007
Number of Days in Actual Accrual Period									28

Additional Rate Detail

	Libor Rate								5.3200000%

	Libor Certificates Net Rate Cap								7.2501289%

Collateral Detail

	Original Mortgage Loan Details

	Original Aggregate Loan Count								1,257
	Original Stated Principal Balance								587,463,192.40
	Original Weighted Average Mortgage Rate								7.16910%
	Original Weighted Average Net Mortgage Rate								6.76679%
	Original Weighted Average Remaining Term								0

	Current Mortgage Loan Details

	Beginning Aggregate Loan Count								1,257
	Loans Paid Off or otherwise removed pursuant to the PSA								4
	Ending Aggregate Loan Count								1,253

	Beginning Pool Stated Principal Balance								587,463,192.40
	Scheduled Principal								(1,241,988.34)
	Unscheduled Principal								2,344,973.71
	Realized Principal Losses								-
	Ending Pool Stated Principal Balance								586,360,207.03

	Beginning Weighted Average Mortgage Rate								7.16910%
	Beginning Weighted Average Net Mortgage Rate								6.76679%
	Ending Weighted Average Mortgage Rate								7.16644%
	Ending Weighted Average Net Mortgage Rate								6.76407%

	Beginning Weighted Average Remaining Term to Maturity								0
	Ending Weighted Average Remaining Term to Maturity								363

	Loan Substitution

	Aggregate Stated of Principal Balances Removed								-
	Aggregate Stated of Principal Balance Added								-
	Aggregate Principal Substitution Shortfall Amount								-

	Fees of the Trust

	Gross Master Servicing Fee								183,582.25
	Net Master Servicing Fee								183,582.25
	Trustee Fee								4,405.97
	Certificate Insurance Premium								-
	Mortgage Insurance Premium								8,965.88
	Total Net Fees of the Trust								196,954.10

	Servicer Advances

	Principal Advances								(10,778.26)
	Interest Advances								26,403.10
	Reimbursement for Principal & Interest Advances								-
	Reimbursement for Nonrecoverable Advances								-
	Total Advances								15,624.84

	Mortgage Prepayment Details

	Principal Balance of Loans Paid in Full								1,990,495.86
	Prepayment Interest Excess								-
	Prepayment Interest Shortfall								-
	Compensating Interest								-
	Non-Supported Prepayment Interest Shortfall								-
	Prepayment Charges								8,774.18
	CPR %								4.67659%
	SMM %								0.39833%

Delinquency Information

	Delinquency Info							Group 1

	30-59 Days	Balance						4,355,108.77	0.74274%
		Loan Count						9	0.71828%

	60-89 Days	Balance						-	0.00000%
		Loan Count						0	0.00000%

	90+ Days	Balance						-	0.00000%
		Loan Count						0	0.00000%

	Total	Balance						4,355,108.77	0.74274%
		Loan Count						9	0.71828%

	Forceclosure Info							Group 1

	30-59 Days	Balance						-	0.00000%
		Loan Count						0	0.00000%

	60-89 Days	Balance						-	0.00000%
		Loan Count						0	0.00000%

	90+ Days	Balance						-	0.00000%
		Loan Count						0	0.00000%

	Total	Balance						-	0.00000%
		Loan Count						0	0.00000%

	REO Info							Group 1

	30-59 Days	Balance						-	0.00000%
		Loan Count						0	0.00000%

	60-89 Days	Balance						-	0.00000%
		Loan Count						0	0.00000%

	90+ Days	Balance						-	0.00000%
		Loan Count						0	0.00000%

	Total	Balance						-	0.00000%
		Loan Count						0	0.00000%

	Bankruptcy Info							Group 1

	30-59 Days	Balance						-	0.00000%
		Loan Count						0	0.00000%

	60-89 Days	Balance						-	0.00000%
		Loan Count						0	0.00000%

	90+ Days	Balance						-	0.00000%
		Loan Count						0	0.00000%

	Total	Balance						-	0.00000%
		Loan Count						0	0.00000%

	Totals for Foreclosure Bankruptcy, REO							Group 1

	All	Balance						-	0.00000%
		Loan Count						0	0.00000%

	Totals for Foreclosure,REO Bankruptcy, Delinquency							Group 1

	All	Balance						4,355,108.77	0.74274%
		Loan Count						9	0.71828%

Realized Loss Detail

	Realized Losses

	Current Period Realized Losses								-
	Cumulative Realized Losses								-
	Total Liquidated Loan Balance								-
	Total Liquidated Proceeds								-
	Subsequent Recoveries								-
	MDR ( Monthly Default Rate )								0.00000%
	CDR ( Conditional Default Rate )								0.00000%

Loan ID				Liquidation Balance	Liquidation Proceeds	Realized Loss
Group I
				N/A

Servicer Remittance Summary

	Interest Remittance Amount

	Scheduled Interest Collected								3,509,652.77
	Plus: Compensating Interest								-
	Less: Servicing Fees								183,582.25
	Less: Mortgage Insurance Premium								8,965.88
	Total Interest Remittance Amount								3,317,104.65

	Principal Remittance Amount

	Scheduled Principal								(1,241,988.34)
	Curtailment Principal								354,477.85
	Paid in Full Principal								1,990,495.86
	Repurchased Principal								-
	Liquidation Principal								-
	Subsequent Recoveries								-
	Less: Non-Recoverable Principal Advances relating to Principal								-
	Total Principal Remittance Amount								1,102,985.37

	Other Remittance Amounts

	Prepayment Charge								8,774.18
	Other Amounts Required								-
	Total Other Remittance								8,774.18

	Total Servicer Remittance								4,428,864.20

Distributable Amounts

	Principal Distribution Amount

	Principal Remittance Amount								1,102,985.37
	Plus: Supplemental Loan Deposit								-
	Plus: Extra Principal Distribution Amount								-
	Less: OC Reduction								70.90
	Principal Distribution Amount								1,102,914.47

	Interest Funds

	Interest Remittance								3,317,104.65
	Less: Trustee Fee								4,405.97
	Interest Funds								3,312,698.67

Distribution Summary

	Amounts Available for Distribution

	Total Servicer Remittance								4,428,864.20
	Investment Income								-
	Corridor Proceeds								-
	Capitalized Interest Account withdrawal								-
	Supplemental Loan Deposit								-
	Carryover Reserve Fund withdrawal								-
	Principal Reserve Fund withdrawal								-
	Other Amounts								-
	Total Available								4,428,864.20

	Distribution Payments

	Trustee Fee								4,405.97
	Swap Payments								-
	Class Payments								4,415,202.66
	Total Payments								4,419,608.64

Trust Accounts

	Distribution Account

	Beginning Balance								-
	Deposit								4,428,864.20
	Withdrawal								4,428,864.20
	Ending Balance								-

	Carryover Reserve Account

	Beginning Balance								-
	Deposits								-
	Withdrawals								-
	Ending Balance								-

	A1B Swap Account

	Beginning Balance								-
	Deposit								-
	Withdrawals								-
	Ending Balance								-

Net Rate Carryover Details

	Net Rate Cap Details

	Libor Rate								5.32000%
	Net Rate Cap for A1B								7.25013%
	Net Rate Cap for Senior Certs								7.25013%
	Net Rate Cap for Subordinate Certs								7.25013%

Class				Beginning Balance	Interest Thereon	Current Period Amount	Amount Paid	Ending Amount
A1A				-	-	-	-	-
A1B				-	-	-	-	-
A2				-	-	-	-	-
A3				-	-	-	-	-
M1				-	-	-	-	-
M2				-	-	-	-	-
M3				-	-	-	-	-
M4				-	-	-	-	-
M5				-	-	-	-	-
M6				-	-	-	-	-
M7				-	-	-	-	-
Total				--	--	--	--	--

Credit Enhancements

	Overcollateralization Details

	OC Prior								-
	OC Floor								2,937,315.96
	OC Target								7,637,021.50
	OC Deficiency								-
	OC Reduction								70.90
	OC Ending								7,637,021.50

Trigger Event Details

	Delinquency Trigger Test

	Current Month								-
	1 Month Prior								-
	2 Months Prior								-

	Three-month Rolling Delinquency Rate								0.00000%
	Senior Enhancement Percentage								6.75006%
	Specified Delinquency Rate Trigger								100.00000%

	Is Delinquency Trigger Event in Effect?							NO

	Delinquency Trigger Event applicable only on
	or after the Step-Down Date

	Cumulative Loss Trigger Test

	Cumulative Loss Percentage								0.00000%
	Specified Cumulative Loss Percentage								100.00000%

	Is Cumulative Loss Trigger Event in Effect?							NO

	Cumulative Loss Trigger Event applicable
	only on or after the Step-Down Date

	Is Trigger Event in Effect?							NO

	Has Stepdown Date been reached?							NO

Prepayment Loan Details

	Prepayment Penalties								8,774.18

Loan ID				Balance	Paid Off Date	Penalty	State	Rate	Seasoning	Type
Group I
169814535				1,113,000.00	8/3/2007	-	CA	8.250	1	Paid in Full
171652114				461,020.84	8/7/2007	-	CA	7.250	1	Paid in Full
161898718				128,500.00	8/8/2007	-	TN	8.750	1	Paid in Full
168936380				283,545.28	8/7/2007	8,774.18	FL	7.750	2	Paid in Full

Stratification Tables

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	100,000.00	27	2.155	2,206,121.87	0.376
100,000.00	-	200,000.00	195	15.563	30,572,957.23	5.214
200,000.00	-	300,000.00	255	20.351	63,906,510.75	10.899
300,000.00	-	400,000.00	194	15.483	67,930,694.08	11.585
400,000.00	-	500,000.00	193	15.403	86,470,453.57	14.747
500,000.00	-	600,000.00	115	9.178	63,264,282.96	10.789
600,000.00	-	700,000.00	83	6.624	53,495,784.98	9.123
700,000.00	-	800,000.00	35	2.793	26,470,753.46	4.514
800,000.00	-	900,000.00	34	2.713	28,899,006.76	4.929
900,000.00	-	1,000,000.00	41	3.272	39,826,706.88	6.792
1,000,000.00	-	1,100,000.00	9	0.718	9,442,671.39	1.610
1,100,000.00	-	1,200,000.00	9	0.718	10,539,846.34	1.798
1,200,000.00	-	1,300,000.00	13	1.038	16,393,630.75	2.796
1,300,000.00	-	1,400,000.00	10	0.798	13,453,131.02	2.294
1,400,000.00	-	1,500,000.00	10	0.798	14,698,625.65	2.507
1,500,000.00	-	1,600,000.00	3	0.239	4,685,471.74	0.799
1,600,000.00	-	1,700,000.00	5	0.399	8,223,856.89	1.403
1,700,000.00	-	1,800,000.00	4	0.319	7,033,136.90	1.199
1,800,000.00	-	1,900,000.00	5	0.399	9,240,820.44	1.576
1,900,000.00	-	2,000,000.00	3	0.239	5,973,365.75	1.019
>		2,000,000.00	10	0.798	23,632,377.62	4.030
		Wgt Ave / Total:	1253	100.000	586,360,207.03	100.000

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		0.0	0	0.000	-	0.000
0.0	-	0.5	0	0.000	-	0.000
0.5	-	1.0	0	0.000	-	0.000
1.0	-	1.5	0	0.000	-	0.000
1.5	-	2.0	0	0.000	-	0.000
2.0	-	2.5	0	0.000	-	0.000
2.5	-	3.0	0	0.000	-	0.000
3.0	-	3.5	0	0.000	-	0.000
3.5	-	4.0	0	0.000	-	0.000
4.0	-	4.5	0	0.000	-	0.000
4.5	-	5.0	1	0.080	196,000.00	0.033
5.0	-	5.5	3	0.239	2,890,283.86	0.493
5.5	-	6.0	17	1.357	10,124,833.44	1.727
6.0	-	6.5	133	10.615	72,829,876.96	12.421
6.5	-	7.0	388	30.966	191,528,834.01	32.664
7.0	-	7.5	356	28.412	166,147,926.30	28.335
7.5	-	8.0	238	18.994	103,237,935.36	17.607
8.0	-	8.5	97	7.741	32,223,547.27	5.496
8.5	-	9.0	18	1.437	6,511,812.69	1.111
9.0	-	9.5	2	0.160	669,157.14	0.114
9.5	-	10.0	0	0.000	-	0.000
>		10.0	0	0.000	-	0.000
		Wgt Ave / Total:	1253	100.000	586,360,207.03	100.000

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	532	42.458	301,373,727.91	51.397
		FL	183	14.605	69,874,159.67	11.917
		AZ	47	3.751	17,334,170.47	2.956
		VA	18	1.437	8,654,965.09	1.476
		WA	94	7.502	39,664,549.75	6.765
		CO	15	1.197	5,301,191.37	0.904
		Others	364	29.050	144,157,442.77	24.585
		Wgt Ave / Total:	1253	100.000	586,360,207.03	100.000

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	0	0.000	-	0.000
300	-	360	1207	96.329	564,602,378.55	96.289
>		360	46	3.671	21,757,828.48	3.711
		Wgt Ave / Total:	1253	100.000	586,360,207.03	100.000

THE BANK OF NEW YORK
101 Barclay Street, 4 West			Distribution Date: 09/25/07
New York, NY 10286
Officer:	Corrie Wagner	212-815-8357
Associate:	William Herrmann	212-815-4595
CWALT, Inc.
Alternative Loan Trust 2007-OH03
Mortgage Pass-Through Certificates, Series 2007-OH03

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
A1A	02151DAC8	Senior	Fix-Act/360	158,365,545.38	5.795000	2,111,860.63	739,281.16	2,851,141.79	-	156,253,684.76	-
A1B	02151DAD6	Senior	Fix-Act/360	169,657,766.74	5.725000	2,262,446.40	782,428.63	3,044,875.03	-	167,395,320.34	-
A2	02151DAE4	Senior	Fix-Act/360	136,676,296.89	5.855000	1,822,626.82	644,637.55	2,467,264.37	-	134,853,670.07	-
A3	02151DAG9	Senior	Fix-Act/360	82,006,576.52	6.005000	1,093,586.74	396,695.42	1,490,282.16	-	80,912,989.78	-
AR	02151DAA2	Senior	Fix-30/360	-	0.000000	-	-	-	-	-	-
CP	02151DAB0	Residual	Fix-Act/360	586,360,207.03	0.000000	-	564,123.56	564,123.56	-	579,069,686.45	-

M1	02151DAH7	Subordinate	Fix-Act/360	9,987,000.00	6.305000	-	50,724.25	50,724.25	-	9,987,000.00	-
M2	02151DAJ3	Subordinate	Fix-Act/360	6,462,000.00	6.505000	-	33,861.78	33,861.78	-	6,462,000.00	-
M3	02151DAK0	Subordinate	Fix-Act/360	2,938,000.00	6.755000	-	15,987.21	15,987.21	-	2,938,000.00	-
M4	02151DAL8	Subordinate	Fix-Act/360	2,937,000.00	6.997312	-	17,164.73	17,164.73	-	2,937,000.00	-
M5	02151DAM6	Subordinate	Fix-Act/360	2,937,000.00	6.997312	-	17,164.73	17,164.73	-	2,937,000.00	-
M6	02151DAN4	Subordinate	Fix-Act/360	3,525,000.00	6.997312	-	20,601.18	20,601.18	-	3,525,000.00	-
M7	02151DAP9	Subordinate	Fix-Act/360	3,231,000.00	6.997312	-	18,882.95	18,882.95	-	3,231,000.00	-

Totals				578,723,185.53		7,290,520.59	3,301,553.15	10,592,073.74	-	571,432,664.95	-

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Net Principal Distribution	Deferred Interest	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
A1A	02151DAC8	158,685,000.00	158,365,545.38	2,111,860.63	2,111,860.63	-	-	156,253,684.76	0.984678355
A1B	02151DAD6	170,000,000.00	169,657,766.74	2,262,446.40	2,262,446.40	-	-	167,395,320.34	0.984678355
A2	02151DAE4	136,952,000.00	136,676,296.89	1,822,626.82	1,822,626.82	-	-	134,853,670.07	0.984678355
A3	02151DAG9	82,172,000.00	82,006,576.52	1,093,586.74	1,093,586.74	-	-	80,912,989.78	0.984678355
AR	02151DAA2	100.00	-	-	-	-	-	-	0.000000000
CP	02151DAB0	587,463,192.40	586,360,207.03	-	-	-	-	579,069,686.45	0.985712286

M1	02151DAH7	9,987,000.00	9,987,000.00	-	-	-	-	9,987,000.00	1.000000000
M2	02151DAJ3	6,462,000.00	6,462,000.00	-	-	-	-	6,462,000.00	1.000000000
M3	02151DAK0	2,938,000.00	2,938,000.00	-	-	-	-	2,938,000.00	1.000000000
M4	02151DAL8	2,937,000.00	2,937,000.00	-	-	-	-	2,937,000.00	1.000000000
M5	02151DAM6	2,937,000.00	2,937,000.00	-	-	-	-	2,937,000.00	1.000000000
M6	02151DAN4	3,525,000.00	3,525,000.00	-	-	-	-	3,525,000.00	1.000000000
M7	02151DAP9	3,231,000.00	3,231,000.00	-	-	-	-	3,231,000.00	1.000000000

Totals		579,826,100.00	578,723,185.53	7,290,520.59	7,290,520.59	-	-	571,432,664.95

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Total Interest Due	Net Rate Carryover Paid	Net Interest Shortfall	Interest Paid	Net Rate Carryover After Dist.
A1A	158,365,545.38	5.795000	5.795000	739,281.16	739,281.16	-	-	739,281.16	-
A1B	169,657,766.74	5.725000	5.725000	782,428.63	782,428.63	-	-	782,428.63	-
A2	136,676,296.89	5.855000	5.855000	644,637.55	644,637.55	-	-	644,637.55	-
A3	82,006,576.52	6.005000	6.005000	396,695.42	396,695.42	-	-	396,695.42	-
AR	-	0.000000	0.000000	-	-	-	-	-	-
CP	586,360,207.03	0.000000	1.194302	-	-	-	-	564,123.56	-

M1	9,987,000.00	6.305000	6.305000	50,724.25	50,724.25	-	-	50,724.25	-
M2	6,462,000.00	6.505000	6.505000	33,861.78	33,861.78	-	-	33,861.78	-
M3	2,938,000.00	6.755000	6.755000	15,987.21	15,987.21	-	-	15,987.21	-
M4	2,937,000.00	6.997312	7.255000	16,555.06	16,555.06	609.67	-	17,164.73	-
M5	2,937,000.00	6.997312	7.255000	16,555.06	16,555.06	609.67	-	17,164.73	-
M6	3,525,000.00	6.997312	7.255000	19,869.45	19,869.45	731.73	-	20,601.18	-
M7	3,231,000.00	6.997312	7.255000	18,212.25	18,212.25	670.70	-	18,882.95	-

Totals	578,723,185.53			2,734,807.82	2,734,807.82	2,621.77	-	3,301,553.15	-

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
A1A	02151DAC8	158,685,000.00	997.986863175	13.308508221	4.658796730	984.678354954	5.795000
A1B	02151DAD6	170,000,000.00	997.986863175	13.308508221	4.602521360	984.678354954	5.725000
A2	02151DAE4	136,952,000.00	997.986863175	13.308508221	4.707032762	984.678354954	5.855000
A3	02151DAG9	82,172,000.00	997.986863175	13.308508221	4.827622841	984.678354954	6.005000
AR	02151DAA2	100.00	0.000000000	0.000000000	0.000000000	0.000000000	0.000000
CP	02151DAB0	587,463,192.40	998.122460463	0.000000000	0.960270478	985.712286219	0.000000

M1	02151DAH7	9,987,000.00	1000.000000000	0.000000000	5.079027778	1000.000000000	6.305000
M2	02151DAJ3	6,462,000.00	1000.000000000	0.000000000	5.240138889	1000.000000000	6.505000
M3	02151DAK0	2,938,000.00	1000.000000000	0.000000000	5.441527778	1000.000000000	6.755000
M4	02151DAL8	2,937,000.00	1000.000000000	0.000000000	5.844305556	1000.000000000	6.997312
M5	02151DAM6	2,937,000.00	1000.000000000	0.000000000	5.844305556	1000.000000000	6.997312
M6	02151DAN4	3,525,000.00	1000.000000000	0.000000000	5.844305556	1000.000000000	6.997312
M7	02151DAP9	3,231,000.00	1000.000000000	0.000000000	5.844305556	1000.000000000	6.997312

Totals		579,826,100.00	998.097853011	12.573633008	5.694040248	985.524220020

THE BANK OF NEW YORK
101 Barclay Street, 4 West
New York, NY 10286
Officer:	Corrie Wagner	212-815-8357
Associate:	William Herrmann	212-815-4595
CWALT, Inc.
Alternative Loan Trust 2007-OH03
Mortgage Pass-Through Certificates, Series 2007-OH03

Pool Level Data
Distribution Date									9/25/2007
Cut-off Date									7/1/2007
Record Date									8/31/2007
Determination Date									9/1/2007
LIBOR Determination Date									8/23/2007
Accrual Period 30/360				Begin					8/1/2007
				End					9/1/2007
Number of Days in 30/360 Accrual Period									30

Accrual Period Actual Days				Begin					8/27/2007
				End					9/25/2007
Number of Days in Actual Accrual Period									29

Additional Rate Detail

	Libor Rate								5.5050000%

	Libor Certificates Net Rate Cap								6.9973123%

Collateral Detail

	Original Mortgage Loan Details

	Original Aggregate Loan Count								1,257
	Original Stated Principal Balance								587,463,192.40
	Original Weighted Average Mortgage Rate								7.16910%
	Original Weighted Average Net Mortgage Rate								6.76679%
	Original Weighted Average Remaining Term								364

	Current Mortgage Loan Details

	Beginning Aggregate Loan Count								1,253
	Loans Paid Off or otherwise removed pursuant to the PSA								13
	Ending Aggregate Loan Count								1,240

	Beginning Pool Stated Principal Balance								586,360,207.03
	Scheduled Principal								(1,310,326.56)
	Unscheduled Principal								8,600,847.14
	Realized Principal Losses								-
	Ending Pool Stated Principal Balance								579,069,686.45

	Beginning Weighted Average Mortgage Rate								7.16644%
	Beginning Weighted Average Net Mortgage Rate								6.76407%
	Ending Weighted Average Mortgage Rate								7.16427%
	Ending Weighted Average Net Mortgage Rate								6.76163%

	Beginning Weighted Average Remaining Term to Maturity								363
	Ending Weighted Average Remaining Term to Maturity								362

	Loan Substitution

	Aggregate Stated of Principal Balances Removed								-
	Aggregate Stated of Principal Balance Added								-
	Aggregate Principal Substitution Shortfall Amount								-

	Fees of the Trust

	Gross Master Servicing Fee								183,237.56
	Net Master Servicing Fee								181,254.45
	Trustee Fee								4,397.70
	Certificate Insurance Premium								-
	Mortgage Insurance Premium								8,979.11
	Total Net Fees of the Trust								194,631.26

	Servicer Advances

	Principal Advances								(27,628.22)
	Interest Advances								71,622.47
	Reimbursement for Principal & Interest Advances								-
	Reimbursement for Nonrecoverable Advances								-
	Total Advances								43,994.25

	Mortgage Prepayment Details

	Principal Balance of Loans Paid in Full								8,282,861.85
	Prepayment Interest Excess								-
	Prepayment Interest Shortfall								1,983.12
	Compensating Interest								1,983.12
	Non-Supported Prepayment Interest Shortfall								-
	Prepayment Charges								64,518.62
	CPR %								16.21563%
	SMM %								1.46355%

Delinquency Information

Delinquency Info								Group 1

30-59 Days				Balance				10,800,481.46	1.86514%
				Loan Count				26	2.09677%

60-89 Days				Balance				900,418.90	0.15549%
				Loan Count				3	0.24194%

90+ Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

Total				Balance				11,700,900.36	2.02064%
				Loan Count				29	2.33871%

Foreclosure Info								Group 1

30-59 Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

60-89 Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

90+ Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

Total				Balance				-	0.00000%
				Loan Count				0	0.00000%

REO Info								Group 1

30-59 Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

60-89 Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

90+ Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

Total				Balance				-	0.00000%
				Loan Count				0	0.00000%

Bankruptcy Info								Group 1

30-59 Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

60-89 Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

90+ Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

Total				Balance				-	0.00000%
				Loan Count				0	0.00000%

Totals for Foreclosure Bankruptcy, REO		Group 1

All		-	0.00000%
		0	0.00000%

Totals for Foreclosure,REO Bankruptcy, Delinquency		Group 1

All		11,700,900.36	2.02064%
		29	2.33871%

Realized Loss Detail

	Realized Losses

	Current Period Realized Losses								-
	Cumulative Realized Losses								-
	Total Liquidated Loan Balance								-
	Total Liquidated Proceeds								-
	Subsequent Recoveries								-
	MDR ( Monthly Default Rate )								0.00000%
	CDR ( Conditional Default Rate )								0.00000%

Loan ID				Liquidation Balance	Liquidation Proceeds	Realized Loss
Group I

				N/A

Servicer Remittance Summary

	Interest Remittance Amount

	Scheduled Interest Collected								3,499,781.85
	Plus: Compensating Interest								1,983.12
	Less: Servicing Fees								183,237.56
	Less: Mortgage Insurance Premium								8,979.11
	Total Interest Remittance Amount								3,309,548.29

	Principal Remittance Amount

	Scheduled Principal								(1,310,326.56)
	Curtailment Principal								317,985.29
	Paid in Full Principal								8,282,861.85
	Repurchased Principal								-
	Liquidation Principal								-
	Subsequent Recoveries								-
	Less: Non-Recoverable Principal Advances relating to Principal								-
	Total Principal Remittance Amount								7,290,520.58

	Other Remittance Amounts

	Prepayment Charge								64,518.62
	Other Amounts Required								-
	Total Other Remittance								64,518.62

	Total Servicer Remittance								10,664,587.49

Distributable Amounts

	Principal Distribution Amount

	Principal Remittance Amount								7,290,520.58
	Plus: Supplemental Loan Deposit								-
	Plus: Extra Principal Distribution Amount								-
	Less: OC Reduction								-
	Principal Distribution Amount								7,290,520.58

	Interest Funds

	Interest Remittance								3,309,548.29
	Less: Trustee Fee								4,397.70
	Interest Funds								3,305,150.59

Distribution Summary

	Amounts Available for Distribution

	Total Servicer Remittance								10,664,587.49
	Investment Income								-
	Corridor Proceeds								-
	Capitalized Interest Account withdrawal								-
	Supplemental Loan Deposit								-
	Carryover Reserve Fund withdrawal								-
	Principal Reserve Fund withdrawal								-
	Other Amounts								-
	Total Available								10,664,587.49

	Distribution Payments

	Trustee Fee								4,397.70
	Swap Payments & Fees								9,566.81
	Class Payments								10,592,073.72
	Total Payments								10,606,038.23

Trust Accounts

	Distribution Account

	Beginning Balance								-
	Deposit								10,664,587.49
	Withdrawal								10,664,587.49
	Ending Balance								-

	Carryover Reserve Account

	Beginning Balance								-
	Deposits								2,621.76
	Withdrawals								2,621.76
	Ending Balance								-

	A1B Swap Account

	Beginning Balance								-
	Deposit								-
	Withdrawals								-
	Ending Balance								-

Net Rate Carryover Details

	Net Rate Cap Details

	Libor Rate								5.50500%
	Net Rate Cap for A1B								6.99731%
	Net Rate Cap for Senior Certs								6.99731%
	Net Rate Cap for Subordinate Certs								6.99731%

Class				Beginning Balance	Interest Thereon	Current Period Amount	Amount Paid	Ending Amount
A1A				-	-	-	-	-
A1B				-	-	-	-	-
A2				-	-	-	-	-
A3				-	-	-	-	-
M1				-	-	-	-	-
M2				-	-	-	-	-
M3				-	-	-	-	-
M4				-	-	609.67	609.67	-
M5				-	-	609.67	609.67	-
M6				-	-	731.73	731.73	-
M7				-	-	670.70	670.70	-
Total				--	--	2,621.77	2,621.77	--

Credit Enhancements

	Overcollateralization Details

	OC Prior								7,637,021.50
	OC Floor								2,937,315.96
	OC Target								7,637,021.50
	OC Deficiency								-
	OC Reduction								-
	OC Ending								7,637,021.50

Trigger Event Details

	Delinquency Trigger Test

	Current Month								900,418.90
	1 Month Prior								-
	2 Months Prior								-

	Three-month Rolling Delinquency Rate								0.05183%
	Senior Enhancement Percentage								6.76274%
	Specified Delinquency Rate Trigger								100.00000%

	Is Delinquency Trigger Event in Effect?							NO

	Delinquency Trigger Event applicable only on
	or after the Step-Down Date

	Cumulative Loss Trigger Test

	Cumulative Loss Percentage								0.00000%
	Specified Cumulative Loss Percentage								100.00000%

	Is Cumulative Loss Trigger Event in Effect?							NO

	Cumulative Loss Trigger Event applicable
	only on or after the Step-Down Date

	Is Trigger Event in Effect?							NO

	Has Stepdown Date been reached?							NO

Prepayment Loan Details

	Prepayment Penalties								64,518.62

Loan ID				Balance	Paid Off Date	Penalty	State	Rate	Seasoning	Type
Group I

170810158				478,115.07	8/30/2007	-	CA	7.625	2	Paid in Full
108761685				887,469.33	8/31/2007	-	FL	7.500	2	Paid in Full
171353620				660,638.99	8/24/2007	-	CA	8.125	2	Paid in Full
170058240				509,243.12	9/14/2007	-	GA	6.750	2	Paid in Full
168908619				1,048,404.54	9/4/2007	-	CA	7.500	2	Paid in Full

167857785				168,642.30	9/4/2007	4,983.37	WI	7.375	4	Paid in Full
170856301				80,384.77	8/29/2007	-	FL	5.875	2	Paid in Full
168526220				367,872.24	9/4/2007	-	CA	7.375	5	Paid in Full
168524619				170,124.64	8/29/2007	4,778.36	FL	7.000	6	Paid in Full
168532734				155,150.47	9/10/2007	-	MI	7.500	5	Paid in Full

166123540				1,003,801.93	9/5/2007	-	CA	6.375	3	Paid in Full
170032122				910,051.45	8/27/2007	-	CA	7.375	2	Paid in Full
170129393				1,824,183.80	9/11/2007	54,756.89	FL	7.500	2	Paid in Full

Stratification Tables

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	100,000.00	26	2.097	2,128,696.12	0.368
100,000.00	-	200,000.00	192	15.484	30,086,595.36	5.196
200,000.00	-	300,000.00	255	20.565	64,025,625.29	11.057
300,000.00	-	400,000.00	193	15.565	67,677,017.34	11.687
400,000.00	-	500,000.00	192	15.484	86,147,949.58	14.877
500,000.00	-	600,000.00	114	9.194	62,850,255.23	10.854
600,000.00	-	700,000.00	82	6.613	52,934,517.27	9.141
700,000.00	-	800,000.00	35	2.823	26,515,310.63	4.579
800,000.00	-	900,000.00	33	2.661	28,047,435.71	4.844
900,000.00	-	1,000,000.00	40	3.226	38,991,216.62	6.733
1,000,000.00	-	1,100,000.00	7	0.565	7,405,158.42	1.279
1,100,000.00	-	1,200,000.00	9	0.726	10,553,490.88	1.822
1,200,000.00	-	1,300,000.00	13	1.048	16,418,195.32	2.835
1,300,000.00	-	1,400,000.00	10	0.806	13,480,906.60	2.328
1,400,000.00	-	1,500,000.00	10	0.806	14,730,718.49	2.544
1,500,000.00	-	1,600,000.00	3	0.242	4,695,394.29	0.811
1,600,000.00	-	1,700,000.00	5	0.403	8,239,266.23	1.423
1,700,000.00	-	1,800,000.00	4	0.323	7,048,271.87	1.217
1,800,000.00	-	1,900,000.00	4	0.323	7,433,400.51	1.284
1,900,000.00	-	2,000,000.00	3	0.242	5,986,813.36	1.034
>		2,000,000.00	10	0.806	23,673,451.33	4.088
		Wgt Ave / Total:	1240	100.000	579,069,686.45	100.000

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		0.000000000000	0	0.000	-	0.000
0.000000000000	-	0.500000000000	0	0.000	-	0.000
0.500000000000	-	1.000000000000	0	0.000	-	0.000
1.000000000000	-	1.500000000000	0	0.000	-	0.000
1.500000000000	-	2.000000000000	0	0.000	-	0.000
2.000000000000	-	2.500000000000	0	0.000	-	0.000
2.500000000000	-	3.000000000000	0	0.000	-	0.000
3.000000000000	-	3.500000000000	0	0.000	-	0.000
3.500000000000	-	4.000000000000	0	0.000	-	0.000
4.000000000000	-	4.500000000000	0	0.000	-	0.000
4.500000000000	-	5.000000000000	1	0.081	196,321.07	0.034
5.000000000000	-	5.500000000000	3	0.242	2,894,690.24	0.500
5.500000000000	-	6.000000000000	16	1.290	10,059,177.86	1.737
6.000000000000	-	6.500000000000	132	10.645	71,930,403.32	12.422
6.500000000000	-	7.000000000000	386	31.129	191,158,120.05	33.011
7.000000000000	-	7.500000000000	349	28.145	161,026,044.28	27.808
7.500000000000	-	8.000000000000	237	19.113	102,976,352.92	17.783
8.000000000000	-	8.500000000000	96	7.742	31,631,533.12	5.462
8.500000000000	-	9.000000000000	18	1.452	6,526,496.69	1.127
9.000000000000	-	9.500000000000	2	0.161	670,546.90	0.116
9.500000000000	-	10.000000000000	0	0.000	-	0.000
>		10.000000000000	0	0.000	-	0.000
		Wgt Ave / Total:	1240	100.000	579,069,686.45	100.000

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	526	42.419	297,415,591.28	51.361
		FL	179	14.435	67,035,614.26	11.576
		AZ	47	3.790	17,367,570.97	2.999
		VA	18	1.452	8,669,284.25	1.497
		WA	94	7.581	39,741,977.81	6.863
		CO	15	1.210	5,311,047.42	0.917
		Others	361	29.113	143,528,600.46	24.786
		Wgt Ave / Total:	1240	100.000	579,069,686.45	100.000

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	0	0.000	-	0.000
300	-	360	1194	96.290	557,265,884.51	96.235
>		360	46	3.710	21,803,801.94	3.765
		Wgt Ave / Total:	1240	100.000	579,069,686.45	100.000